Exhibit 99.2

Q1 2010 Financial Results Conference Call Slides May 6, 2010

Safe harbor summary These slides and accompanying oral presentation contain forward-looking statements including our guidance for the second quarter of 2010 and the full year 2010, the expected release dates of Rosetta Stone Version 4 TOTALe and Rosetta Stone iPhone/iPod Touch, the costs of our launch of Rosetta Stone Version 4 TOTALe and our litigation with Google. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Factors that could materially affect actual results, levels of activity, performance or achievements include those listed under the caption “Risk Factors” of Rosetta Stone’s Form 10-K dated March 10, 2010. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Use of non-GAAP measures This presentation contains five non-GAAP financial measures: non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Operating EBITDA and non-GAAP operating income. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangibles, stock-based compensation expenses, IPO-related compensation expenses, and fees associated with the company’s canceled secondary stock offering in August 2009. Adjusted EBITDA is GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses. Operating EBITDA is Adjusted EBITDA plus the change in deferred revenue. An additional non-GAAP financial measure in this press release is total sales bookings, which represents executed sales contracts received by the company that are either recorded immediately as revenue or as deferred revenue.

Highlights Strong revenue and earnings growth Strong demand drives performance in all business segments Record international growth in Q1 Continued focus on two key areas: International expansion Transformation of our product platform Successful product and market testing for upcoming releases

Strong revenue and bookings growth Revenue $M 25% $M Sales Bookings 21%

Healthy earnings and adjusted operating EBITDA Operating EBITDA(2)(3) $M 71% 40% $M (1) Proforma EPS is defined as Non-GAAP earnings per share excluding the net tax impact of $3.2 million (or $0.10 per share) litigation expenses. (2) Operating EBITDA is defined as Adjusted EBITDA plus change in deferred revenue (3) Operating EBITDA excludes $0.9 million of stock based compensation and $3.2 million of litigation expenses Proforma EPS(1)

Strong cash flow generation $M TTM Operating Cash Flow TTM Free Cash Flow 111% 174% “TTM” is trailing twelve months “Free cash flow” is operating cash flow minus capital expenditures. $M

Growth in all businesses Consumer U.S. Institutional International 22% 11% 37% 275% $M $M $M $M

International growth accelerates $M 158% 275% 100% 65% Non-U.S. revenues over same quarter previous year

Strong balance sheet 12/31/2009 3/31/2010 Cash and cash equivalents 95.2 98.7 Accounts receivable, net 37.4 27.7 Total assets 225.4 220.5 Deferred revenue 26.1 23.9 Total debt - - Total liabilities 69.0 58.2 Total liabilities and stockholders’ equity 225.4 220.5 In $M

Three long-term growth drivers More Targeted Solutions Greater Lifetime Value Global Scale X X Specific needs Specific uses, e.g. Remedial English Travelers Professional Attract more users in more segments = Sustainable long-term profit growth User relationships Success agents Success metrics Online community Logical upgrades More use and more repeat use per user 1 2 3 Global brand Local leadership Optimized media Selective entry Less piracy risk Scale and grow share in largest markets

Version 4 TOTALe solution expands market reach Buyers (M) Price ($) U.S. language learning demand curve: 700 200 Current reach Attract more premium classroom buyers Attract more starters Source: Nielsen 2007 Global Language Survey

Better business model Version 3 Software Version 4 TOTALe Solution One-time sale Limited after-sale contact Course progress validation Piracy risk Limited control over outcomes PC / Mac Lifetime value Ongoing relationship Live coach validation Can’t copy full experience Success agents PC / Mac / offline / online / mobile More effective More use Greater stickiness Higher value Harder to emulate

Global market Rosetta Stone Revenue (2009) Total International $ 252M 20M U.S. Market(1) Total Self-study $ 4.5B 2.5B International Markets(2) Total non-U.S. Top 5 markets Rosetta Stone office markets $ 78B 40B 17B Local offices: UK (2005) Japan (2007) Germany (2009) Korea (2009) U.S. market size source: Company 2009 U.S. Language Survey International market size source: Nielsen 2007 Global Language Survey (1) (2)

International represents large opportunity Language learning spend excluding college: 1 x 3.4 x U.S. 5.4 x U.S. $B U.S. market size source: Company 2009 U.S. Language Survey International market size source: Nielsen 2007 Global Language Survey Includes Germany, Japan, Korea, and the United Kingdom Includes Brazil, China, France, and Italy which represent primary markets for potential future expansion (1) Current International Presence (2)(3) Future International Expansion (2)(4) (2)(3)(4)

Financial Outlook: Q2 2010 and Full-Year 2010 Q2 2010 Full Year 2010 Total revenue $63 mil. to $66 mil. $286 mil. to $299 mil. Sales bookings1 $66 mil. to $69 mil. $310 mil. to $325 mil. Non-GAAP diluted net income per share $0.05 to $0.07 $0.90 to $1.00 Operating EBITDA2 $6.0 mil. to $6.8 mil. $58 mil. to $65 mil. Diluted shares outstanding 21.3 mil. 21.5 mil. Google litigation $1.8 mil. $5.0 mil. 1 “Sales bookings” are defined as executed sales contracts received by company that are either recorded immediately as revenue or as deferred revenue. 2 “Operating EBITDA” equals Adjusted EBITDA (excludes stock-based compensation and amortization of intangibles) plus change in deferred revenue. 16 Rosetta Stone Inc. © 2010

Guidance: quarterly Version 4 TOTALe impact Category Estimated Impact 2010 Timing Q2 Q3 Q4 Ongoing Coaches and agents Gross margins of 83% to 84% upon Version 4 launch1. Non-recurring V4 marketing preparation Approximately $2.0M additional costs. V4 launch activities Approximately $2.5M additional costs. V3 inventory obsolescence Approximately $3.0M charge. Ongoing, no cash difference Revenue deferment 20% to 25% of sales price of Rosetta Stone Version 4 TOTALe. 1 Impact to be smaller in Q2, larger towards Q4.